Exhibit 3.27

State of Delaware Secretary of State Division of Corporations Delivered 01:43 PM 04/07/2006 FILED 01:37 PM 04/07/2006 SRV 060329346 — 4139072 FILE
CERTIFICATE OF FORMATION
OF
RADIO ONE DISTRIBUTION HOLDINGS, LLC

     This Certificate of Formation of Radio One Distribution Holdings, LLC (the “Company”), dated as of April 6, 2006, is being duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).
     FIRST. The name of the limited liability company formed hereby is RADIO ONE DISTRIBUTION HOLDINGS, LLC.
     SECOND. The address of the initial registered office of the Company in the State of Delaware shall be: 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
     THIRD. The name and address of the Company’s registered agent for service of process on the Company in the State of Delaware are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ John W. Jones
John W. Jones
Authorized Person